                  As filed with the Securities and Exchange Commission on January 11, 2006
                                                                                     Registration No. 333-______

                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549
                                              ----------------------

                                                     FORM S-8
                                              REGISTRATION STATEMENT
                                         Under The Securities Act of 1933
                                               ---------------------

                                              HANCOCK HOLDING COMPANY
                               (Exact name of registrant as specified in its charter)

                  Mississippi                                              64-0693170
             (State or other jurisdiction of                              (I.R.S. Employer
            incorporation or organization)                                 Identification No.)

                                        ONE HANCOCK PLAZA, 2510 14TH STREET
                                            GULFPORT, MISSISSIPPI 39501
                                                  (228) 868-4000
                     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                               ---------------------

                                           HANCOCK HOLDING COMPANY
                                      NONQUALIFIED DEFERRED COMPENSATION PLAN
                                                        and
                               HANCOCK HOLDING COMPANY 2005 LONG-TERM INCENTIVE PLAN
                                             (Full title of the Plans)

                                                  CARL J. CHANEY
                                        ONE HANCOCK PLAZA, 2510 14TH STREET
                                            GULFPORT, MISSISSIPPI 39501
                                                  (228) 868-4000

  (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                               ----------------------

                                                    Copies to:

                                              J. ANDREW GIPSON, ESQ.
                                       WATKINS LUDLAM WINTER & STENNIS, P.A.
                                                POST OFFICE BOX 427
                                              633 NORTH STATE STREET
                                            JACKSON, MISSISSIPPI 39202
                                                  (601) 949-4900

                                          CALCULATION OF REGISTRATION FEE
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
Title of each class of       Amount to be         Proposed Maximum       Proposed Maximum           Amount of
   securities to be             Registered(2)      Offering Price Per     Aggregate Offering        Registration Fee
      registered(1)                                     Share(3)               Price(3)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock                5,150,000               $39.51               $201,885,511            $21,601.75(4)
   ($3.33 Par Value)(4)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1)      In  addition,  pursuant to Rule 416(c)  under the 1933 Act,  this  registration  statement  also covers an indeterminate  amount of interests to be offered or sold pursuant to the Nonqualified  Deferred  Compensation  Plan as described herein.

(2)      Pursuant to Rule 416(a) under the  Securities  Act of 1933,  as amended  (the "1933  Act"),  the number of shares of common stock  registered  hereby shall be subject to adjustment to prevent  dilution by reason of a stock dividend,  stock  split,  recapitalization  or similar  transaction  that  results in an  increase in the number of outstanding shares of common stock.

(3)      Estimated  solely for the  purpose of  calculating  the amount of the  registration  fee  pursuant to Rule
457(h) of the 1933 Act and  computed  on the basis of the  average  of the high and low sales  prices  per share of
Hancock Holding Company common stock, $3.33 par value, as reported on the NASDAQ Stock Market on January 9, 2006.

(4)      Of the  5,150,000  shares of Hancock  Holding  Company  $3.33 par value  common stock  registered  hereby,
5,000,000  shares are issuable under the Hancock Holding Company 2005 Long-Term  Incentive Plan, and 150,000 shares
are  issuable  under  the  Hancock  Holding  Company  Nonqualified   Deferred   Compensation  Plan  (the  "Deferred
Compensation Plan").

         Pursuant  to General  Instruction  E of Form S-8 and  Interpretation  89 under  Section G of the Manual of
Publicly  Available  Telephone  Interpretations  of the  Division  of  Corporation  Finance of the  Securities  and
Exchange Commission (July 1997)  ("Interpretation  89"), 40,268 shares (the "Carry-Forward  Shares") of the 150,000 registered  for issuance  under the  Deferred  Compensation  Plan are being  carried  forward  from a  Registration
Statement on Form S-8 filed on January 10, 2001 (File No.  333-53452)  (the "2001 Form S-8") in connection with the
Hancock Holding Company  Directors  Deferred  Compensation  Plan, a predecessor to the Deferred  Compensation  Plan described  herein.  The registrant is concurrently  filing  Post-Effective  Amendment No. 1 to the 2001 Form S-8 to
reflect the carry forward of shares registered thereunder to this Registration Statement.

         A total  registration  fee of $914 has been paid with  respect to the 2001 Form S-8.  Pursuant  to General
Instruction  E and  Interpretation  89, no  additional  registration  fee is due with respect to the  Carry-Forward
Shares.

         The Registration Statement shall become effective upon filing in accordance with Rule 462 under the 1933 Act.

                                                 EXPLANATORY NOTE

                          Hancock Holding Company Nonqualified Deferred Compensation Plan

         On December  14,  2005,  the Board of Directors of Hancock  Holding  Company (the  "Company")  adopted the
Hancock Holding Company  Nonqualified  Deferred  Compensation Plan (the "Deferred  Compensation Plan"). Among other things,  the Deferred  Compensation Plan is an amendment and restatement of two of the Company's  employee benefits plans, one of which is the Directors  Deferred  Compensation Plan (the "Directors  Plan").  Shares of the Company's
$3.33 par value common stock  registered  for  issuance  under the  Directors  Plan are being  carried  forward for issuance  under  the  Deferred  Compensation  Plan.  See  Note 4 to the  Registration  Fee  Table  above  for  more information.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed with the Securities and Exchange Commission (the "Commission") by Hancock Holding Company (the "Company") and are hereby incorporated by reference into this Registration Statement:

         (1)      The  Company's  Annual  Report on Form 10-K for the fiscal year ended  December 31,  2004, filed with the Commission on March 16, 2005;

         (2)      The  Company's  Quarterly  Reports on Form 10-Q for the quarters  ended March 31, 2005,
June 30, 2005 and  September  30,  2005,  filed with the  Commission  on May 9, 2005,  August 9, 2005 and
November 9, 2005, respectively;

         (3)      The  Company's  Current  Reports  on Form 8-K,  filed  with the  Commission  on  January 5, 2005,
January 18, 2005,  February 23, 2005,  March 17, 2005,  April 18, 2005, May 9, 2005,  May 20, 2005,  June 13, 2005,
June 15, 2005,  July 1, 2005,  July 8, 2005, July 18, 2005,  September 8, 2005,  September 12, 2005,  September 14,
2005,  October 4, 2005,  October 17, 2005,  November 3, 2005,  November 7, 2005,  December  16, 2005,  December 21,
2005, December 23, 2005 and January 6, 2006; and

         (4)      The  description of the Company's  common stock  contained in the  Registration
Statement on Form S-4, filed with the Commission on May 4, 2001, as amended (Registration No. 333-60280).

         In addition,  all documents  subsequently  filed by the Company with the  Commission  pursuant to Sections
13(a),  13(c),  14 and  15(d) of the  Securities  Exchange  Act of 1934  prior to the  filing by the  Company  of a post-effective  amendment that indicates that all securities  offered hereby have been sold or that deregisters all securities  then  remaining  unsold,  shall be deemed  to be  incorporated  by  reference  into  this  Registration
Statement and to be a part hereof from the date of filing such documents.

         Any statement  contained in a document  incorporated or deemed  incorporated by reference  herein shall be deemed to be modified or  superseded  for  purposes of this  Registration  Statement to the extent that a statement contained  herein or in any other  subsequently  filed  document  that also is or is deemed to be  incorporated  by reference  herein modifies or supersedes such  statement.  Any such statements so modified or superseded  shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Mississippi Code Ann. Section 79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation's best interests and that in other cases, his conduct was not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Mississippi Code Ann. Section 79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable on the basis that a financial benefit was improperly received by him. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability. The Company's Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Mississippi law. The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.
         4.1      Amended and Restated  Articles of  Incorporation  dated November 8, 1990, filed as Exhibit 3.1 to the  Company's  Form  10-K for the year  ended  December  31,  1990 and  incorporated  herein  by reference.

         4.2      Amended and Restated  Bylaws dated  November 8, 1990,  filed as Exhibit 3.2 to the Company's Form
                  10-K for the year ended December 31, 1990 and incorporated herein by reference.

         4.3      Articles of Amendment to the Articles of  Incorporation  of the Company,  dated October 16, 1991, filed as Exhibit 4.1 to the  Company's  Form 10-Q for the quarter  ended  September  30, 1991 and incorporated herein by reference.

         4.4      Articles of Correction,  filed with  Mississippi  Secretary of State on November 15, 1991,  filed as  Exhibit  4.2 to the  Company's  Form  10-Q  for the  quarter  ended  September  30,  1991 and incorporated herein by reference.

         4.5      Articles of Amendment  to the Articles of  Incorporation  of the  Company,  adopted  February 13,
                  1992,  filed as Exhibit 3.5 to the Company's  Form 10-K for the year ended  December 31, 1992 and incorporated herein by reference.

         4.6      Articles of  Correction,  filed with  Mississippi  Secretary of State on March 2, 1992,  filed as
                  Exhibit 3.6 to the  Company's  Form 10-K for the year ended  December  31, 1992 and  incorporated herein by reference.

         4.7      Articles of Amendment  to the  Articles of  Incorporation  adopted  February  20, 1997,  filed as
                  Exhibit 3.7 to the  Company's  Form 10-K for the year ended  December  31, 1996 and  incorporated herein by reference.

         5.1      Opinion of Phelps  Dunbar LLP dated  January 9, 2006 as to the legality of the  securities  being registered.

         23.1     Consent of KPMG LLP

         23.2     Consent of Deloitte & Touche LLP.

         23.3     Consent of Phelps Dunbar, LLP (included in Exhibit 5.1).

         24       Powers of Attorney (included on the Signature Page attached hereto).

         99.1     Hancock Holding Company 2005 Long-Term Incentive Plan, filed as Appendix A     to  the  Company's
         Definitive Proxy Statement filed with the Commission on February  28, 2005 and  incorporated  herein by reference.

         99.2     Hancock Holding Company  Nonqualified  Deferred  Compensation  Plan, filed as Exhibit 99.1 to the
                  Company's  Current  Report  on Form 8-K  filed  with the  Commission  on  December  21,  2005 and incorporated herein by reference.

Item 9. Undertakings. The undersigned Registrant hereby undertakes: (1) To file, during any period in which offers of shares are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

The Registrant. Pursuant to the  requirements  of the  Securities  Act of 1933,  as  amended,  the  Company certifies  that it has reasonable  grounds to believe  that it meets all of the  requirements  for filing on Form S-8 and has duly  caused this Registration Statement to be signed on its behalf by the undersigned,  thereunto duly authorized,  in the City of Gulfport, State of Mississippi, on this 11th day of January, 2006.

                                                     HANCOCK HOLDING COMPANY

                                                     By:  /s/ George A. Schloegel_
                                                          George A. Schloegel
                                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated below.

         Signature                                            Title                              Date

   /s/ George A. Schloegel                             Chief Executive Officer              January 11, 2006
  George A. Schloegel                               (Principal Executive Officer)

   /s/ Carl J. Chaney                                  Chief Financial Officer              January 11, 2006
  Carl J. Chaney                                    (Principal Financial Officer
                                                  and Principal Accounting Officer)

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS,  that each person whose signature  appears  immediately  below constitutes and  appoints  George  A.  Schloegel  and  Carl J.  Chaney,  an each or any one of them,  as his  true  and  lawful attorneys-in-fact  and agents,  with full power of  substitution,  for him and in his name, place and stead, in any and all  capacities,  to sign any and all amendments  (including  post-effective  amendments) to this  Registration
Statement,  and to file the same with all exhibits  thereto,  and all  documents in  connection  therewith  and all instruments  necessary,  appropriate  or advisable to enable the Company to comply with the Securities Act of 1933, as  amended,  and other  federal  and state  securities  laws,  in  connection  with the  Hancock  Holding  Company
Nonqualified  Deferred  Compensation  Plan, and to file any such  documents or instruments  with the Securities and
Exchange  Commission,  and to do and perform each and every act and thing  requisite  and  necessary to be done, as fully and for all intents and  purposes as he might or could do in person,  hereby  ratifying  and  confirming  all that said  attorneys-in-fact  and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                            Title                              Date

   /s/ Leo W. Seal, Jr.                                     President and                   December 14, 2005
  Leo W. Seal, Jr.                                            Director

   /s/ George A. Schloegel                             Chief Executive Officer              December 14, 2005
  George A. Schloegel                                       and Director

   /s/ Joseph F. Boardman, Jr.                     Director, Chairman of the Board          December 14, 2005
  Joseph F. Boardman, Jr.

  /s/ Alton G. Bankston                                       Director                      December 14, 2005
  Alton G. Bankston

  /s/ Frank E. Bertucci                                       Director                      December 14, 2005
  Frank E. Bertucci

  /s/ Don P. Descant                                          Director                      December 14, 2005
  Don P. Descant

  /s/ James B. Estabrook, Jr.                                 Director                      December 14, 2005
  James B. Estabrook, Jr.

__/s/ James H. Horne____________________________              Director                      December 14, 2005
  James H. Horne

  /s/ Charles H. Johnson                                      Director                      December 14, 2005
  Charles H. Johnson

__/s/ John H. Pace______________________________              Director                      December 14, 2005
  John H. Pace

  /s/ Robert W. Roseberry                                     Director                      December 14, 2005
  Robert W. Roseberry

  /s/ Christine L. Smilek                                     Director                      December 14, 2005
  Christine L. Smilek

  /s/ Carl J. Chaney                                   Chief Financial Officer              December 14, 2005
  Carl J. Chaney                                    (Principal Financial Officer
                                                   and Principal Accounting Officer)

                                                   EXHIBIT INDEX

4.1*     Amended  and  Restated  Articles of  Incorporation  dated  November  8, 1990,  filed as Exhibit 3.1 to the
         Company's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

4.2*     Amended and Restated  Bylaws dated  November 8, 1990,  filed as Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 1990 and incorporated herein by reference.

4.3*     Articles of Amendment to the Articles of  Incorporation  of the Company,  dated October 16, 1991, filed as
         Exhibit 4.1 to the Company's Form 10-Q for the quarter ended  September 30, 1991 and  incorporated  herein by reference.

4.4*     Articles of Correction,  filed with Mississippi  Secretary of State on November 15, 1991, filed as Exhibit
         4.2 to the  Company's  Form 10-Q for the  quarter  ended  September  30, 1991 and  incorporated  herein by reference.

4.5*     Articles of Amendment to the Articles of  Incorporation  of the Company,  adopted February 13, 1992, filed as Exhibit 3.5 to the Company's  Form 10-K for the year ended  December 31, 1992 and  incorporated  herein by reference.

4.6*     Articles of Correction,  filed with Mississippi  Secretary of State on March 2, 1992, filed as Exhibit 3.6 to the Company's Form 10-K for the year ended December 31, 1992 and incorporated herein by reference.

4.7*     Articles of Amendment to the Articles of  Incorporation  adopted  February 20, 1997,  filed as Exhibit 3.7 to the Company's Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.

5.1      Opinion of Phelps Dunbar LLP dated January 9, 2006 as to the legality of the securities being registered.

23.1     Consent of KPMG LLP

23.2     Consent of Deloitte & Touche LLP.

23.3     Consent of Phelps Dunbar, LLP (included in Exhibit 5.1).

24       Powers of Attorney (included on the Signature Page attached hereto).

99.1*    Hancock Holding Company 2005 Long-Term  Incentive  Plan,  filed as Appendix A to the Company's  Definitive
         Proxy Statement filed with the Commission on February 28, 2005 and incorporated herein by reference.

99.2*    Hancock Holding Company  Nonqualified  Deferred  Compensation Plan, filed as Exhibit 99.1 to the Company's
         Current  Report on Form 8-K filed with the  Commission  on December  23, 2005 and  incorporated  herein by reference.

*Incorporated herein by reference as indicated.

Exhibit 5.1

                                                  January 9, 2006

Hancock Holding Company
One Hancock Plaza
2510 14th Street
Gulfport, MS 39501

         Re:      Hancock Holding Company Registration Statement on Form S-8 for
                  Nonqualified Deferred Compensation Plan and 2005 Long-Term Incentive Plan

Ladies and Gentlemen:

         We have acted as counsel to Hancock  Holding  Company (the  "Company") in connection  with the preparation of the  above-referenced  Registration  Statement on Form S-8 filed by the Company with the Securities and Exchange
Commission (the  "Commission")  with respect to the issuance by the Company of an aggregate of 5,150,000  shares of
$3.33 par value  common  stock (the  "Common  Stock"), a maximum of 150,000 shares to be issued under the  Hancock
Holding  Company  Nonqualified Deferred  Compensation  Plan and a maximum of 5,000,000 shares to be issued under the
Hancock Holding Company 2005 Long-Term  Incentive Plan (the "LTIP"; collectively with the Hancock Holding Company
Nonqualified Deferred Compensation Plan, the "Plans"), subject to adjustment as provided in the Plans.

         In so acting,  we have examined  and relied upon the  original,  or a  photostatic  or  certified  copy,  of such  records of the Company, certificates  of  officers  of the  Company and of public  officials,  and such other documents  as we have deemed relevant and necessary as the basis for the opinion set forth below.

         In connection with such  examination,  we have assumed the genuineness of all signatures  appearing on all documents,  the legal  capacity of all persons  signing  such  documents,  the  authenticity  of all  documents submitted to us as originals,  the  conformity  to original  documents of all  documents  submitted to us as  certified, conformed or photostatic  copies,  the accuracy and  completeness of all corporate  records made available to us by the
Company, and the truth and accuracy of all facts set forth in all certificates provided to or examined by us.  We have further assumed the intent of the Board of Directors of the Company, as evidenced by those certain resolutions dated January 13, 2005 and December 14, 2005, and the description of Item 3 included in the Company's Definitive Proxy Statement filed with the
Commission on February 28, 2005, to reserve for issuance under the LTIP the number of shares of Common Stock specified therein, subject to the terms and conditions further specified therein.

         Based upon the foregoing and subject to the  limitations,  qualifications,  exceptions and assumptions set forth  herein,  we are of the  opinion  that the  Common  Stock  has been  duly  authorized,  and,  when  issued in accordance  with the terms  described  in the Plans and the  Registration  Statement,  will be  validly  issued, fully  paid and nonassessable.

         The  foregoing  opinions are limited to the laws of the State of  Mississippi  and the federal laws of the
United  States  of  America.  We  express  no  opinion  as to  matters  governed  by the laws of any  other  state.
Furthermore,  no opinion is  expressed  herein as to the  effect of any  future  acts of the  parties or changes in existing  law. We  undertake  no  responsibility  to advise you of any changes  after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinions herein expressed.

         This letter  expresses our legal opinion as to the foregoing  matters based on our  professional  judgment at this time; it is not,  however,  to be construed as a guaranty,  nor is it a warranty  that a court  considering such matters would not rule in a manner contrary to the opinions set forth above.

         We consent to the filing of this  opinion as an  exhibit to the  Registration  Statement.  In giving  this consent,  we do not admit that we are within the category of persons whose  consent is required  under Section 7 of the Securities Act of 1933, as amended, and the General Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Phelps Dunbar LLP

                                                     PHELPS DUNBAR LLP

Exhibit 23.1

                             Consent of Independent Registered Public Accounting Firm

The Board of Directors
Hancock Holding Company

We consent  to the  incorporation  by  reference  in this  Registration  Statement  on Form S-8 of Hancock
Holding  Company of our reports  dated  February 22, 2005,  with respect to (i) the  consolidated  balance sheet of
Hancock  Holding  Company  as  of  December  31,  2004,  and  the  related  consolidated  statements  of  earnings, common stockholders'  equity, comprehensive  earnings,  and cash  flows for the year then  ended;  (ii)  management's assessment of the  effectiveness  of internal  control over financial  reporting as of December 31, 2004; and (iii)
and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Hancock Holding Company.

                                                                   /s/  KPMG LLP
Birmingham, Alabama
January 6, 2006

Exhibit 23.2

                             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent  to the  incorporation  by  reference  in this  Registration  Statement  on Form S-8 of Hancock
Holding  Company of our report dated  January 19, 2004  included in the Hancock  Holding  Company  Annual Report on
Form 10-K for the year ended December 31, 2004.

                                                         /s/     Deloitte &  Touche LLP

New Orleans, Louisiana
January 9, 2006